As filed with the Securities and Exchange Commission on March 31, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIOSCRIP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	05-0489664 (I.R.S. Employer Identification Number)

BioScrip, Inc.
100 Clearbrook Road
Elmsford, New York 10523
(914) 460-1600
(Address of Registrant’s Principal Executive Office) (Zip Code)
___________________________

BioScrip, Inc. 2001 Incentive Stock Plan
(Full title of the Plans)

Barry A. Posner
BioScrip, Inc.
100 Clearbrook Road
Elmsford, New York 10523
(914) 460-1600
——
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
——
Copies requested to:
E. William Bates, II
King & Spalding LLP
1185 Avenue of the Americas.
New York, New York 10036
(212) 556-2100
___________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share (1)	Price (1)	Registration Fee
Common Stock, $.0001 par value per share	2,000,000	$5.94	$11,880,000	$1,399

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock on the Nasdaq National Market on March 23, 2005.

INTRODUCTION

     The purpose of this registration statement is to register an additional 2,000,000 shares of common stock, par value $.0001 per share, of BioScrip, Inc. that are available for issuance pursuant to an amended and restated BioScrip, Inc. 2001 Incentive Stock Plan and consists only of those items required by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The registrant’s Registration Statement on Form S-8, Registration No. 333-107307, filed with the Securities and Exchange Commission on July 7, 2003, is incorporated herein by reference.

Item 8. Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of BioScrip, Inc. (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on March 17, 2005)
4.2	Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on December 4, 1998)
4.3	Amended and Restated By-Laws of BioScrip, Inc. (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q filed on May 15, 2003)
4.4	Amended and Restated Rights Agreement, dated as of December 3, 2003, between MIM Corporation and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 3 to the registrant’s Form 8-A/A dated May 20, 1999)
4.5	Amended and Restated BioScrip, Inc. 2001 Incentive Stock Plan (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on March 17, 2005)
5.1	Opinion of Barry A. Posner, Esq.
23.1	Consent of Barry A. Posner (included as part of opinion filed as Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included in signature page to this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York, on this the 31st day of March 2005.

BIOSCRIP CORPORATION
By:	/s/ Barry A. Posner
Barry A. Posner
Executive Vice President, Secretary and General Counsel

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry A. Posner as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 31st day of March 2005.

Signature	Title

/s/ Henry F. Blissenbach Henry F. Blissenbach	Director and Chief Executive Officer (Principal Executive Officer)
/s/ Gregory H. Keane Gregory H. Keane	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

3

Signature	Title
/s/ Richard H. Friedman Richard H. Friedman	Chairman of the Board
/s/ Richard A. Cirillo Richard A. Cirillo	Director
Charlotte W. Collins	Director
/s/ Louis T. DiFazio Louis T. DiFazio	Director
/s/ Myron Z. Holubiak Myron Z. Holubiak	Director
/s/ David R. Hubers David R. Hubers	Director
/s/ Michael Kooper Michael Kooper	Director
/s/ Richard L. Robbins Richard L. Robbins	Director
/s/ Stuart A. Samuels Stuart A. Samuels	Director

4